    As filed with the Securities and Exchange Commission on October 21, 2002.

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CALLON PETROLEUM COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                        64-0844345
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                     Identification Number)

                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                    (Address of Principal Executive Offices)


                            CALLON PETROLEUM COMPANY
                            2002 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                JOHN S. WEATHERLY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                     (Name and Address of Agent For Service)

                                 (601) 442-1601
          (Telephone Number, Including Area Code, of Agent For Service)


                                    Copy to:
                              HAYNES AND BOONE, LLP
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                            ATTN: GEORGE G. YOUNG III
                                 (713) 547-2000


                         CALCULATION OF REGISTRATION FEE


===============================================================================================================
                                                              PROPOSED
                                                               MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF                       AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
  SECURITIES TO BE REGISTERED              REGISTERED       PER SHARE(1)     OFFERING PRICE(1)       FEE(1)
---------------------------------------------------------------------------------------------------------------
     Common Stock (2)(3)                 350,000 shares        $4.575           $1,601,250          $147.32
===============================================================================================================

(1) Computed pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices on October 15, 2002, as reported by the New York Stock Exchange composite tape ($4.575 per share).

(2) Includes preferred stock purchase rights pursuant to the Rights Agreement, dated as of March 30, 2000, between the Registrant and American Stock Transfer and Trust Company, as rights agent. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also registers an indeterminate number of additional shares as may become issuable under the anti-dilution provisions of the Callon Petroleum 2002 Stock Incentive Plan in connection with stock splits, stock dividends and similar transactions.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Callon Petroleum 2002 Stock Incentive Plan described herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the Callon Petroleum Company 2002 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         o   Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         o   Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

         o Current Reports on Form 8-K filed on July 1, July 9, August 14, September 19, and October 1, 2002; and

         o The description of our common stock contained in the Registration Statement on Form 8-B filed with the Commission on October 3, 1994, including any future amendment or report for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. We have dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Since we have not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated herein.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of our Certificate of Incorporation, as amended, provides that we may, and Article IX of our Bylaws, as amended, provides that we shall, indemnify our directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER     DESCRIPTION
         ------     -----------

           4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408)

           4.2 Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408)

           4.3 Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form S-4, filed August 4, 1994, Reg. No. 33-82408)

           4.4 Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated March 30, 2000 (incorporated by reference from Exhibit 99.1 of the Company's Registration Statement on Form 8-A, filed April 6,
                    2000)

           5.1      Opinion of Haynes and Boone, LLP

          23.1 Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)

          23.2 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

          24.1      Power of attorney (included on the signature page)

          99.1 The Company's 2002 Stock Incentive Plan (incorporated by reference from Exhibit 10.13 of the Company's Annual Report on Form 10-K, filed April 1, 2002)

ITEM 9.  UNDERTAKINGS.

(a)   We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Natchez, State of Mississippi, on October 21, 2002.

                                      CALLON PETROLEUM COMPANY


                                      By: /s/ John S. Weatherly
                                         --------------------------------------
                                          John S. Weatherly, Senior Vice
                                          President and Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Fred L. Callon and John S. Weatherly, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 21, 2002.


              SIGNATURE                                        TITLE
              ---------                                        -----

         /s/ Fred L. Callon                Director, Chief Executive Officer
---------------------------------------    and President (Principal Executive
           Fred L. Callon                  Officer)

        /s/ John S. Weatherly              Senior Vice President and
---------------------------------------    Chief Financial Officer (Principal
            John S. Weatherly              Accounting and Financial Officer)

       /s/ Dennis W. Christian             Director, Senior Vice President and
---------------------------------------    Chief Operating Officer
         Dennis W. Christian

         /s/ John S. Callon                Director
---------------------------------------
           John S. Callon

            /s/ Leif Dons                  Director
---------------------------------------
              Leif Dons

        /s/ Robert A. Stanger              Director
---------------------------------------
          Robert A. Stanger

         /s/ John C. Wallace               Director
---------------------------------------
           John C. Wallace

         /s/ B.F. Weatherly                Director
---------------------------------------
           B.F. Weatherly

        /s/ Richard O. Wilson              Director
---------------------------------------
          Richard O. Wilson

                                INDEX TO EXHIBITS

    EXHIBIT       DESCRIPTION
    -------       -----------
       4.1        Certificate of Incorporation of the Company, as amended
                  (incorporated by reference from Exhibit 3.1 of the Company's
                  Registration Statement on Form S-4, filed August 4, 1994, Reg.
                  No. 33-82408)

       4.2        Bylaws of the Company (incorporated by reference from Exhibit
                  3.2 of the Company's Registration Statement on Form S-4, filed
                  August 4, 1994, Reg. No. 33-82408)

       4.3 Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on
                  Form S-4, filed August 4, 1994, Reg. No. 33-82408)

       4.4        Rights Agreement between the Company and American Stock
                  Transfer & Trust Company, as Rights Agent, dated March 30,
                  2000 (incorporated by reference from Exhibit 99.1 of the
                  Company's Registration Statement on Form 8-A, filed April 6,
                  2000)

       5.1        Opinion of Haynes and Boone, LLP

       23.1 Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)

       23.2 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

       24.1       Power of attorney (included on the signature page)

       99.1 The Company's 2002 Stock Incentive Plan (incorporated by reference from Exhibit 10.13 of the Company's Annual Report on Form 10-K, filed April 1, 2002)